Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Philip Morris International Inc.'s Registration Statements on Form S-3 (File No. 333-194059) and Form S-8 (File Nos. 333-149822, 333-149821, 333-181298) of our report dated February 4, 2016, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Philip Morris International Inc., which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers SA

/s/ BARRY J. MISTHAL	/s/ DR. MICHAEL ABRESCH

Barry J. Misthal	Dr. Michael Abresch
Lausanne, Switzerland
February 17, 2016